Exhibit 5.1

[Berliner, Corcoran & Rowe, L.L.P. Letterhead]

January 11, 2007

Acadia Realty Trust

1311 Mamaroneck Avenue, Suite 260

White Plains, New York 10605

re:	Acadia Realty Trust Registration of Common Shares of Beneficial Interest on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Acadia Realty Trust, a Maryland real estate investment trust (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, pursuant to which the Trust intends to register an aggregate of up to $300,000,000 of its securities (collectively, the "Securities"), consisting of (i) common shares of beneficial interest, par value $.001 per share (“Common Shares”), (ii) preferred shares, not yet designated as to par value, liquidating, dividend and other rights and preferences ("Preferred Shares"), and (iii) debt securities ("Debt Securities") of the Trust, including any Common Shares which may be sold by any person identified in the Registration Statement and the prospectus included therein as a “Selling Shareholder” or identified from time to time in a prospectus supplement or other document filed by the Trust with the SEC as a selling security holder (Selling Shareholders and selling security holders are collectively herein referred to as "Selling Security Holders"). This opinion is being furnished to you as a supporting document for such Registration Statement.

In connection with our representation of the Trust, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

(i)           The Declaration of Trust of the Trust including all amendments thereto, as in effect on the date hereof ("Declaration of Trust");

(ii)         The By-Laws of the Trust, including all amendments thereto, as in effect on the date hereof ("By-Laws");

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January 11, 2007

(iii)         The Amended and Restated Limited Partnership Agreement, as in effect on the date hereof, of Acadia Realty Limited Partnership (“Partnership”);

(iv)       The Resolutions of the Board of Trustees ("Board") of the Trust, adopted at a telephonic meeting of the Board on December 21, 2006 which, among other things, authorized the preparation and filing of the Registration Statement;

(v)       The Registration Statement, including the form of prospectus included therein, filed with the SEC; and

(vi)       A Certificate of the Secretary of the Trust dated January 11, 2007.

In addition, we have obtained from public officials, officers and other representatives of the Trust and other persons such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(vi) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents, and all public records reviewed or relied upon by us or on our behalf are true and complete. Without limiting the generality of the foregoing, we have relied upon the representations of the Trust as to (i) the accuracy and completeness of (a) the Declaration of Trust, (b) the By-Laws, and (c) the Registration Statement; and (ii) the representations of the Trust that (x) the Resolutions of the Board, dated December 21, 2006, (y) the Declaration of Trust, and (z) the By-Laws of the Trust have not been rescinded, modified or revoked and no proceedings for the amendment, modification, or rescission of any such documents are pending or contemplated.

We have also assumed that (i) upon issuance of any (a) Common Shares, (b) Common Shares which may be issued upon conversion of any Debt Securities or Preferred Shares convertible into Common Shares, (c) Common Shares which may be issued upon the conversion of any common operating partnership units issued by the Partnership, or (d) Preferred Shares, the total number of Common Shares or Preferred Shares, as the case may be, issued and outstanding will not exceed the number of

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January 11, 2007

Common Shares or Preferred Shares, as the case may be, the Trust is then authorized to issue under the Declaration of Trust; (ii) the issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Resolutions and the then applicable Maryland General Corporation Law, the Maryland Real Estate Investment Trusts Law, the Declaration of Trust, and the By-Laws (such approvals are hereinafter referred to as the “Corporate Approvals”) prior to the issuance thereof; (iii) articles supplementary creating and designating the number of shares and terms of any class or series of Preferred Shares to be issued by the Trust will be filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) prior to the issuance of such shares of Preferred Shares; and (iv) none of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Declaration of Trust or any comparable provision in the articles supplementary creating any class or series of Preferred Shares.

Based upon the assumptions, qualifications, and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that:

1.           The Trust has been duly incorporated, organized or formed and is validly existing as a statutory real estate investment trust, in good standing under the laws of the State of Maryland.

2.          Upon the completion of all Corporate Approvals relating to the Common Shares, the Common Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Registration Statement and the Corporate Approvals, will be validly issued, fully paid and nonassessable.

3.           Upon the completion of all Corporate Approvals relating to the Preferred Shares, the Preferred Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Registration Statement and the Corporate Approvals, will be validly issued, fully paid and nonassessable.

4.           Upon the completion of all Corporate Approvals relating to the Debt Securities, the Debt Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the

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Registration Statement and the Corporate Approvals, will be validly issued and be binding obligations of the Trust in accordance with their respective terms. In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

(a)          The opinions expressed in this letter are based upon the additional assumptions that the Trust will keep the Registration Statement effective and that the aggregate amount of Securities issued by the Trust will not exceed the aggregate amount of Securities registered in the Registration Statement, as it may be amended from time to time.

(b)          The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

(c)          The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

The opinions expressed herein are limited in all respects solely to matters governed by the internal laws of the State of Maryland, and the federal laws of the United States of America, insofar as each may be applicable. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to “law” means applicable constitutions, statutes, regulations and judicial decisions. To the extent that this opinion relates to the laws of the State of Maryland, it is based upon the opinion of members of this firm who are members of the bar of that state.

This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter,

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affect or modify the opinions or beliefs expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus included therein.

Very truly yours,

/s/ Berliner, Corcoran & Rowe, L.L.P.